Exhibit 99.1

Joint Filer Information

Astec America, Inc., 5810 Van Allen Way , Carlsbad, California 92008, has designated Emerson Electric Co. as the “Designated Filer” for the purposes of the attached Form 4.

Issuer & Ticker Symbol: MKS Instruments, Inc. (MKSI)

Date of Event Requiring Statement: 01/23/04

Signature: /s/ Harley M. Smith
                By: Harley M. Smith, Assistant Secretary of
                Emerson Electric Co.

Signature: /s/ Harley M. Smith
                By: Harley M. Smith, Secretary of
                      Astec America, Inc.